Exhibit 99.1

CONTACTS:

Dominic Paschel SuccessFactors, Inc. Public & Investor Relations 415-262-4641 dpaschel@successfactors.com
SuccessFactors Announces
Fourth Quarter and Fiscal 2008 Results
Total 2008 Revenues Grow 77%, While Improving Operating Margins By 99%,
and Achieving Cash Profitability in Q4
•	Company achieves cash profitability (positive cash flow from operations) in Q408

•	Guidance of 30% revenue growth and ongoing quarterly cash profitability

•	Company becomes one of the largest SaaS providers exceeding 4.5 million global users and adding more than 1.5 million users in 2008
SAN MATEO, Calif. — February 9, 2009 — SuccessFactors, Inc. (NASDAQ: SFSF), the global leader in on-demand performance and talent management solutions, today announced financial results for its fourth quarter and fiscal 2008 which ended December 31, 2008.
“SuccessFactors continues to deliver Software-as-a-Service (SaaS) leading revenue growth of 77% year-over-year,” said Lars Dalgaard, chief executive officer for SuccessFactors. “We achieved cash profitability 9 months ahead of our original target. In the recessionary environment, SuccessFactors has proven we have the ability to act quickly and nimbly, always focused on building a highly profitable company. Now with greater than $125 million in an annual recurring revenue base, we continue to maintain customer focus, producing a record 1,000 go-lives in 2008. In just 90 days, we were able to increase non-GAAP gross margin above 70% for the first time, from 67% to 71%, and up 18 full percentage points from 53% in Q407. We also were able to improve non-GAAP operating margin by 51 full percentage points from minus 61% in Q308 and by 99 full percentage points in total for 2008 from minus 109% in Q407 to minus 10% in Q408 - putting GAAP profitability on the horizon.”
“SuccessFactors has the largest individual SaaS deployments and the largest user base, with more than 4.5 million paying and unique users across 185 countries, up a record 1.5 million users in 2008. Our customers around the world in more than 60 industries are improving their businesses and driving increased shareholder value through increased employee alignment, motivation, and collaboration. Despite that, there remain more than a billion workers that can be monetized, which is why SuccessFactors continues to invest in this huge opportunity, having only penetrated less than 0.25% of a potential multi-billion dollar market. SuccessFactors has the leadership position to unlock this value.”
SuccessFactors’ results for the fourth quarter and fiscal year 2008:

1 of 6

•	Q4 FY08 Revenue: Q408 revenue was $33.0 million, compared to prior guidance of $31.0 million to $31.5 million, and $19.2 million for the same period last year, an increase of 72% year-over-year, and an increase of 11% sequentially from Q308.
•	FY 2008 Revenue: Fiscal 2008 revenue was $111.9 million, compared to prior guidance of $109.9 million to $110.4 million, and $63.4 million for FY 2007, an increase of 77%.
•	Q4 FY08 Cash Flows Generated from Operations: For the quarter ended December 31, 2008, the Company generated approximately $0.7 million of cash from operating activities which includes receipt of one-time payments upon settlements of litigation matters totaling $3.7 million, compared to the $12.3 million used in the quarter ended December 31, 2007.
•	FY 2008 Cash Flows Used in Operations: For the fiscal year ended December 31, 2008, the Company used $12.0 million of cash in operating activities, an improvement of 58% from the $28.5 million used in fiscal 2007. Total cash, cash equivalents and marketable securities at December 31, 2008 are $102.4 million, up $11.6 million and 13% from the same period last year, and an increase of 1% sequentially from Q308.
•	Q4 FY08 Net Loss per Share: On a GAAP basis, for the quarter ended December 31, 2008, the net loss per common share, basic and diluted, was $0.11. The non-GAAP net loss per common share, basic and diluted, was $0.06, which excludes approximately $2.7 million in stock-based compensation expense, compared to a non-GAAP net loss per share, basic and diluted, of $0.33 in Q308 and $0.49 in Q407, an improvement of 82% quarter-over-quarter and 88% year-over-year. GAAP and non-GAAP net loss per common share calculations are based on 55.8 million weighted average shares outstanding during the fourth quarter of 2008.
•	FY 2008 Net Loss per Share: On a GAAP basis, the net loss per common share, basic and diluted, was $1.21. The non-GAAP net loss per common share, basic and diluted, was $1.05, which excludes approximately $8.6 million in stock-based compensation, compared to a non-GAAP loss per share of $1.73 in fiscal 2007, an improvement of 39% year-over-year. The fiscal 2007 non-GAAP loss per share excludes approximately $4.4 million in stock-based compensation, $2.5 million of other expense related to the fair value of our previously outstanding warrants and $1.9 million of debt issuance and related costs associated with these warrants. For the basis of GAAP and non-GAAP net loss calculations, there were 53.8 million weighted average shares outstanding during 2008 and 38.5 million for 2007.

2 of 6

Additional Highlights:
•	SuccessFactors launched SuccessFactors Stack Ranker, enabling executives and managers to quickly and effortlessly assess their team and create a visual and intuitive stack ranking of employees to help them make better and immediate business decisions: http://www.successfactors.com/stack-rank/enterprise/ or http://www.successfactors.com/press-releases/detail/?id=1227130
•	SuccessFactors became SAP Certified and delivered the SuccessFactors Connector Toolkit 2.0 for SAP, enabling customers to quickly pull master data from any SAP instance: http://www.successfactors.com/press-releases/detail/?id=1238339
•	SuccessFactors launched Business Performance Accelerators in January to enable global organizations from the C-suite down to optimize workforce performance and drive increased shareholder value for our customers: http://www.successfactors.com/business-performance-accelerators/enterprise/ or http://www.successfactors.com/press-releases/detail/?id=1243893
•	SuccessFactors advanced the next phase of its relationship with IBM by making available a set of integrations between the SuccessFactors Performance and Talent Management Suite and IBM Lotus Connections and IBM WebSphere portal. These integrations will help drive higher levels of employee performance via collaboration and social networking: http://www.successfactors.com/press-releases/detail/?id=1245967
FY 2009 Guidance:
SuccessFactors is providing guidance for its first quarter and full fiscal year 2009 as of February 9, 2009.

Q1 FY09: Revenue for the Company’s first fiscal quarter is projected to be in the range of approximately $34.0 million to $34.5 million. Non-GAAP net loss per common share, basic and diluted, is expected to be in the range of approximately ($0.10) to ($0.12). Non-GAAP net loss per common share estimates exclude the effects of stock-based compensation expense and assume an average weighted share count of 56.3 million shares. The Company plans to maintain ongoing positive cash flow from operations.
•	Full Year FY 2009: The Company expects full year revenue for fiscal 2009 to be in the range of approximately $145 million to $146 million, reflecting approximate 30% year-over-year total revenue growth. The Company also expects non-GAAP net loss per common share, basic and diluted, for fiscal 2009 to be in the range of ($0.23) to ($0.27). Non-GAAP net loss per common share estimates exclude the effects of estimated stock-based compensation expense and assume an average weighted share count of approximately 57.0 million shares.

3 of 6

“Our guidance shows we expect healthy revenue growth during a period when many software companies are showing negative growth,” said Bruce Felt, chief financial officer for SuccessFactors. “We have begun to moderate our spending in favor of reaching our profitability targets sooner, and we remain significantly invested in the strategic talent management category we created. As our guidance reflects, we remain cautiously optimistic about 2009 and expect to achieve annual revenue growth and an improved bottom line at the same time.”
Conference Call
SuccessFactors will host a conference call to discuss its fourth quarter and fiscal 2008 results on Monday, February 9th, 2009 at 2:00 p.m. Pacific Standard Time. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations website at http://www.successfactors.com/investor. In addition, an archive of the webcast can be accessed through the same link until February 27, 2009. Participants who choose to call into the conference call can do so by dialing domestically at 866-923-9739 and internationally at 706-634-0915. A domestic replay will be available at 800-642-1687 or 706-645-9291 internationally, passcode 80384407, until February 27, 2009.
Use of Non-GAAP Financial Information
SuccessFactors provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). To help understand SuccessFactors’ past financial performance and future results, SuccessFactors has supplemented its financial results that it provides in accordance with GAAP, with non-GAAP financial measures. The method SuccessFactors uses to produce non-GAAP financial results is not computed according to GAAP and may differ from the methods used by other companies. The non-GAAP measures used by SuccessFactors exclude the impact of stock-based compensation expense recorded under SFAS 123(R). SuccessFactors’ reference to these non-GAAP financial results should be considered in addition to results that are prepared under current accounting standards but should not be considered as a substitute for, or superior to, the financial results that are presented as consistent with GAAP. SuccessFactors’ management uses the supplemental non-GAAP financial measures internally to understand, manage and evaluate SuccessFactors’ business and make operating decisions. These non-GAAP financial measures are among the factors SuccessFactors’ management uses in planning for and forecasting future periods. Reconciliation to the nearest GAAP financial measures of the non-GAAP financial measures is included in this press release.
About SuccessFactors, Inc.
SuccessFactors is one of the fastest growing public software companies and the leading provider of on-demand employee performance and talent management solutions. The company enables organizations

4 of 6

of every size, and across every industry and geography, to achieve high-performing workforces through goal alignment and execution, talent development and planning, and pay-for-performance initiatives. From 92 customers and approximately 282,000 end users in 2003 to more than 2,500 customers and more than 4.5 million end users today, SuccessFactors’ solutions are widely deployed across 60 industries in over 185 countries in 31 languages. Founded in 2001 with offices around the world, the company employs passionate people focused on revolutionizing the future of work. For more information, visit: http://www.successfactors.com.
###
“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995:
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are SuccessFactors’ current expectations and beliefs.
These forward-looking statements include statements about expected revenue and non-GAAP loss per share for the first fiscal quarter of 2009, the full fiscal year 2009, future cash flow, potential market size, growth and related items. Factors that could cause actual results to differ materially include: our ability to continue to experience high customer renewal rates; whether customers renew their agreements for additional modules or users; levels of new customers; pricing pressures; the uncertain impact of the overall global economic slowdown, including on our customers, prospective customers and partners; the fact that our market is at an early stage of development, and it may not develop as rapidly as we anticipate; competitive factors; outages or security breaches; our ability to develop, and market acceptance of, new services; our ability to manage our growth; our ability to improve our internal controls; our ability to successfully expand our sales force and its effectiveness; our ability to continue to manage expenses; the impact of unforeseen expenses; and general economic conditions worldwide. If any such risks or uncertainties materialize or if any of the assumptions proves incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.
Further information on these and other factors that could affect our financial results is included in the section entitled “Risk Factors” in our Annual Report on Form 10-K, and as amended on Form 10-K/A, for 2007 and in the reports on Form 10-Q and in other filings we make with the Securities and Exchange Commission from time to time.
These documents are or will be available on the SEC Filings section of the Investor Relations section of our website at www.successfactors.com/investor.

5 of 6

SuccessFactors, Inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.
“SuccessFactors” is a trademark of SuccessFactors, Inc., San Mateo, California. Other names used may be trademarks of their respective owners.

6 of 6

SuccessFactors, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	As of December 31,	As of December 31,
	2008	2007
	(unaudited)	(1)
Assets:
Current assets:
Cash and cash equivalents	$69,859	$82,274
Marketable securities	32,505	8,513
Accounts receivable, net of allowance for doubtful accounts	44,446	42,072
Deferred commissions	5,721	4,199
Prepaid expenses and other current assets	3,224	2,347

Total current assets	155,755	139,405
Restricted cash	1,248	964
Property and equipment, net	6,933	6,532
Deferred commissions, net of current portion	6,292	7,343
Other assets	198	300

Total assets	$170,426	$154,544

Liabilities and stockholders’ equity (deficit):
Current liabilities:
Accounts payable	$1,960	$3,595
Accrued expenses and other current liabilities	9,632	7,016
Accrued employee compensation	12,159	18,265
Deferred revenue	128,940	84,624
Current portion of capital lease obligations	37	34

Total current liabilities	152,728	113,534
Capital lease obligations, net of current portion	19	56
Deferred revenue, net of current portion	20,858	16,386
Other long-term liabilities	2,197	4,625

Total liabilities	175,802	134,601

Stockholders’ equity (deficit):
Common stock	56	51
Additional paid-in capital	200,907	161,150
Accumulated other comprehensive income	(74)	55
Accumulated deficit	(206,265)	(141,313)

Total stockholders’ equity (deficit)	(5,376)	19,943

Total liabilities and stockholders’ equity (deficit)	$170,426	$154,544

(1)	The condensed consolidated balance sheet as of December 31, 2007 has been derived from the audited financial statements as of that date, but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

SuccessFactors, Inc.
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
Revenue	$33,026	$19,211	$111,913	$63,350
Cost of revenue (1)	10,069	9,128	38,836	26,341

Gross profit	22,957	10,083	73,077	37,009

Operating expenses: (1)
Sales and marketing	22,066	21,536	92,187	70,963
Research and development	5,110	5,312	23,085	16,725
General and administrative	4,839	6,028	24,744	19,091
Gain on settlement of litigation, net	(3,132)	—	(971)	—

Total operating expenses	28,883	32,876	139,045	106,779

Loss from operations	(5,926)	(22,793)	(65,968)	(69,770)

Interest income (expense) and other, net	155	(3,193)	1,780	(5,259)

Loss before provision for income taxes	(5,771)	(25,986)	(64,188)	(75,029)

Provision for income taxes	(208)	(305)	(764)	(425)

Net loss	$(5,979)	$(26,291)	$(64,952)	$(75,454)

Net loss per common share, basic and diluted	$(0.11)	$(1.11)	$(1.21)	$(8.35)

Shares used in computing net loss per common share, basic and diluted	55,794	23,688	53,803	9,036

(1)	Amounts include stock-based compensation expenses as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
Cost of revenue	$362	$189	$1,053	$448
Sales and marketing	1,376	879	4,084	2,269
Research and development	308	208	1,099	512
General and administrative	651	501	2,368	1,189

	$2,697	$1,777	$8,604	$4,418

SuccessFactors, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
Cash flow from operating activities:
Net loss	$(5,979)	$(26,291)	$(64,952)	$(75,454)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,208	796	3,885	2,173
Loss on retirement/impairment of fixed asset	257	156	193	156
Amortization of deferred commissions	1,659	1,453	6,572	4,063
Stock-based compensation expense	2,697	1,777	8,604	4,418
Amortization of debt issuance costs	—	1,616	—	1,916
Adjustment to fair value of convertible preferred stock warrants	—	1,200	—	2,510
Changes in assets and liabilities:
Accounts receivable	(3,867)	(18,664)	(2,374)	(19,268)
Deferred commissions	(2,028)	(5,123)	(7,043)	(9,958)
Prepaid expenses and other current assets	1,010	(1,238)	(877)	(1,309)
Other assets	82	388	102	(296)
Accounts payable	(2,429)	(1,681)	(1,635)	1,791
Accrued expenses and other current liabilities	(535)	550	2,997	4,165
Accrued employee compensation	(5,102)	6,475	(6,106)	6,699
Other liabilities	(35)	(193)	(179)	1,270
Deferred revenue	13,741	26,524	48,788	48,656

Net cash provided by (used in) operating activities	679	(12,255)	(12,025)	(28,468)

Cash flow from investing activities:
Restricted cash	176	307	(284)	(30)
Capital expenditures	(279)	(1,595)	(4,479)	(5,475)
Purchases of available-for-sale securities	(3,044)	(8,513)	(78,086)	(11,218)
Proceeds from maturities of available-for-sale securities	30,659	715	46,160	2,705
Proceeds from sales of available-for-sale securities	—	—	7,983	—

Net cash provided by (used in) investing activities	27,512	(9,086)	(28,706)	(14,018)

Cash flow from financing activities:
Proceeds from exercise of stock options, net	272	178	1,480	553
Proceeds from early exercise of stock options, net	—	4,674	162	4,674
Proceeds from initial public offering, net of offering costs	—	104,602	(545)	104,602
Proceeds from follow-on offering, net of offering costs	—	—	27,430	—
Proceeds from exercise of preferred stock warrants	—	—	—	20
Proceeds from advance of line of credit	—	—	—	10,000
Repayment of line of credit	—	(21,408)	—	(21,272)
Principal payments on capital lease obligations	(9)	(9)	(34)	(36)

Net cash provided by financing activities	263	88,037	28,493	98,541

Effect of exchange rate changes on cash and cash equivalents	(87)	20	(177)	47

Net increase (decrease) in cash and cash equivalents	28,367	66,716	(12,415)	56,102
Cash and cash equivalents at beginning of period	41,492	15,558	82,274	26,172

Cash and cash equivalents at end of period	$69,859	$82,274	$69,859	$82,274

SuccessFactors, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(unaudited, in thousands, except per share data)
Annual recurring revenue is defined as the amount we invoiced for subscriptions to our hosted service during the prior four quarters.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
Net loss and net loss per share reconciliations:
GAAP net loss	$(5,979)	$(26,291)	$(64,952)	$(75,454)
(a) Stock-based compensation as measured under SFAS123R	2,697	1,777	8,604	4,418
(g) Adjustment to fair value of convertible preferred stock warrants	—	1,200	—	2,510
(h) Amortization of debt issuance costs	—	1,616	—	1,916

Non-GAAP net loss excluding stock-based compensation expense	$(3,282)	$(21,698)	$(56,348)	$(66,610)

GAAP net loss per common share — basic and diluted	$(0.11)	$(1.11)	$(1.21)	$(8.35)

Non-GAAP net loss per common share (excluding stock-based compensation expense) — basic and diluted	$(0.06)	$(0.92)	$(1.05)	$(7.37)

GAAP shares used in computing net loss per common share, basic and diluted	55,794	23,688	53,803	9,036

Non-GAAP net loss per common share (excluding stock-based compensation expense and other items) — basic and diluted	$(0.06)	$(0.49)	$(1.05)	$(1.73)

Non-GAAP shares used in computing net loss per common share-basic and diluted	55,794	43,855	53,803	38,463

Total spend reconciliation:
GAAP total cost of revenue and operating expenses	$38,952	$42,004	$177,881	$133,120
(a) Stock-based compensation as measured under SFAS123R	2,697	1,777	8,604	4,418

Non-GAAP total cost of revenue and operating expenses (total spend)	$36,255	$40,227	$169,277	$128,702

Gross profit and gross margin reconciliation:
GAAP gross profit	$22,957	$10,083	$73,077	$37,009
(b) Stock-based compensation in cost of revenue as measured under SFAS123R	362	189	1,053	448

Non-GAAP gross profit	$23,319	$10,272	$74,130	$37,457

GAAP gross margin percentage	70%	52%	65%	58%

Non-GAAP gross margin percentage	71%	53%	66%	59%

Cost of revenue reconciliation:
GAAP cost of revenue	$10,069	$9,128	$38,836	$26,341
(b) Stock-based compensation in cost of revenue as measured under SFAS123R	362	189	1,053	448

Non-GAAP cost of revenue	$9,707	$8,939	$37,783	$25,893

Total operating expenses reconciliation:
GAAP operating expenses	$28,883	$32,876	$139,045	$106,779
(c) Stock-based compensation in operating expenses as measured under SFAS123R	2,335	1,588	7,551	3,970

Non-GAAP operating expenses	$26,548	$31,288	$131,494	$102,809

Total sales and marketing reconciliation:
GAAP sales and marketing	$22,066	$21,536	$92,187	$70,963
(d) Stock-based compensation in sales and marketing as measured under SFAS123R	1,376	879	4,084	2,269

Non-GAAP sales and marketing	$20,690	$20,657	$88,103	$68,694

Total research and development reconciliation:
GAAP research and development	$5,110	$5,312	$23,085	$16,725
(e) Stock-based compensation in research and development as measured under SFAS123R	308	208	1,099	512

Non-GAAP research and development	$4,802	$5,104	$21,986	$16,213

Total general and administrative reconciliation:
GAAP general and administrative expenses	$4,839	$6,028	$24,744	$19,091
(f) Stock-based compensation in general and administrative as measured under SFAS123R	651	501	2,368	1,189

Non-GAAP general and administrative	$4,188	$5,527	$22,376	$17,902

Operating margin reconciliation:
GAAP loss from operations	$(5,926)	$(22,793)	$(65,968)	$(69,770)
(b) Stock-based compensation in cost of revenue as measured under SFAS123R	362	189	1,053	448
(d) Stock-based compensation in sales and marketing as measured under SFAS123R	1,376	879	4,084	2,269
(e) Stock-based compensation in research and development as measured under SFAS123R	308	208	1,099	512
(f) Stock-based compensation in general and administrative as measured under SFAS123R	651	501	2,368	1,189

Non-GAAP loss from operations less SFAS123R	$(3,229)	$(21,016)	$(57,364)	$(65,352)

Revenue	$33,026	$19,211	$111,913	$63,350

Non-GAAP operating margin percentage	(10%)	(109%)	(51%)	(103%)